Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
February 6, 2008		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports 4th Quarter 2007 Results
Real Estate Recession Impacts Performance
CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported fourth quarter results and the full year 2007 results. We had a net loss of $4,252,000 for the fourth quarter 2007 and a net loss of $2,844,000 for the full year of 2007. The performance is below the 2006 fourth quarter net income of $554,000 and the full year 2006 results of $4,479,000.
The results were impacted largely by three key factors: deteriorated credit quality, increased funding costs throughout the year, and the impact of SFAS 159 and the resulting negative mark-to-market primarily on the liability side of the balance sheet. Despite the 2007 net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“Obviously, the management team and Board of Directors are very disappointed in these results,” stated Thomas A. Young, Jr., President and CEO. “The well documented downturn in the residential real estate markets has impacted us on both sides of our balance sheet. On the asset side, we have seen weakness with a handful of our builders and we have also experienced losses in our home equity product. On the liability side of the balance sheet a number of our real estate service providers have seen their businesses contract significantly which has impacted us in the area of non-interest bearing deposits. While somewhat apparent in earlier quarters, these factors all converged at the end of the year,” Young continued.
Our provision for loan losses was $4.7 million in the fourth quarter of 2007 and $5.8 million for the full year of 2007. The significant increase in the fourth quarter provision for loan losses was necessary to cover $3.4 million in chargeoffs for the quarter and to increase the allowance for loan losses to an appropriate level based upon our performing loans and the specific allocations necessary for the impaired loans. As of December 31, 2007, the allowance for loan losses was $6.4 million or 1.61% of loans. The allowance for loan losses has grown from the third quarter 2007 level of $5.1 million or 1.30% of September 30, 2007 loans and the December 31, 2006 level of $4.4 million or 1.16% of the year end 2006 loan. The chargeoffs included $.8 million to resolve a previously reported impaired loan as well as a partial write-down of $1.5 million on a land loan due to a valuation issue. The remaining $1.1 million was spread across 20 smaller credits, primarily home equity loans, where borrowers tied to the residential real estate industry were hit with losses of personal income along with the loss of value and marketability of the underlying property. Approximately $2.2 million of the $6.4 million allowance for loan losses represents our estimate of an appropriate impairment reserve based on a loan by loan analysis.
The fourth quarter results include a loss of approximately $1.3 million on Fair Value Adjustments and trading activity. As we have repositioned the balance sheet the items accounted for under SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities have generated a net loss for the organization. The bulk of the loss is the mark to market adjustment on liabilities. As the organization has downsized the total balance sheet, approximately $85.0 million of assets are accounted for on a Fair Value basis and approximately $187.3 million of liabilities are accounted for on a Fair Value basis. The mismatch is causing more volatility in the financial results than expected. We are evaluating various options to reduce the volatility of the results. Recent swings in the interest rate markets will have an adverse effect on our results.
Total loans grew approximately 5% from December 31, 2006 to December 31, 2007. Total loans were $398.2 million as of December 31, 2007. Total assets were $541.3 million as of December 31, 2007 or $103.1 million less than the December 31, 2006 position of $644.4 million. The year over year decline in total assets was part of a planned balance sheet strategy enacted in mid 2007. Our business strategy focused on shrinking the investment portfolio which was $200.8 million as of December 31, 2006 to a significantly smaller portfolio. As of December 31, 2007, our total investments were $111.1 million or a reduction of $89.7 million. Our goal further included rebalancing the portfolio away from mortgage oriented products to SBA and other Government Agency products. The reduction in the investment portfolio was used to reduce reliance on borrowed funds.
Our non-interest bearing deposits decreased by $92.5 million over the past year. Total non-interest bearing deposits were $66.2 million or 18.1% of total deposits as of December 31, 2007. This was a significant decline from the December 31, 2006 levels of $158.7 million or 33.7% of 2006 total deposits. This was tied directly to the reduction in deposit balances in our real estate services relationships and not erosion in the actual numbers of relationships, which continue to grow. The past year has proven to be an exceptionally challenging year in the residential real estate arena in the metropolitan Washington, D.C. “On a positive note, we have actually added new relationship managers and have entered into a strategic alliance to expand this aspect of our business. We are adding new customers daily,” said Frank H. Grace, III, Executive Vice President, the member of the senior management team charged with leading this initiative.
The organization’s capital position remains strong. We have absorbed the 2007 net loss and still have in excess of $45.7 million of common stockholder’s equity. Our risk based capital ratios remain strong and the organization is considered “well capitalized” under regulatory capital measurements.
Alliance Insurance continues to be a bright spot for the company. “Our four offices have done a great job this year in what turned out to be a very challenging environment for the insurance industry,” said Thomas P. Danaher, President of Alliance Insurance. “We were pleased to add the Fredericksburg team led by Randy Thomas to the Alliance family. We have also begun to capitalize on the opportunities presented by the bank’s customers through a stronger working relationship with account managers, which we expect to impact results going forward.”
Harvey E. Johnson, Jr., Chairman of the Board stated, “We are not being complacent about these results. Our officers are working aggressively to resolve non-performing assets. Relationship managers are emphasizing deposit gathering activities. Business initiatives are reviewed regularly with the board and management will be examining all business lines and expense categories to minimize costs where prudent.” He further added, “As we continue to weather the real estate downturn, our core client base is expanding. The products and services we offer remain extremely competitive and the steps management is taking should position the organization for results that are more reflective of our franchise’s capability. The credit issues continue to be concentrated in a small group of relationships that have been significantly impacted by the residential real estate recession. As with any real estate cycle it is difficult to project when the cycle will change. Recent actions by the Federal Reserve should have a positive impact on the Metropolitan Washington, D.C. area economy in the near term.”
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
* All per share amounts are adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend paid on June 30, 2006.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	December 31,	December 31,
	2007*	2006
	(Dollars in thousands)
ASSETS

Cash and due from banks	$10,121	$21,918
Federal funds sold	1,256	11,727
Trading securities, at fair value	84,950	—
Investment securities available-for-sale, at fair value	26,128	200,719
Investment securities held-to-maturity, at amortized cost	—	100

Loans held for sale	1,925	18,534
Loans, net of unearned discount and fees	398,224	378,676
Less: allowance for loan losses	(6,411)	(4,377)

Loans, net	391,813	374,299

Premises and equipment, net	2,106	2,394
Other real estate owned (OREO)	4,277	—
Goodwill and intangibles	6,338	5,389
Other assets	12,348	9,291

TOTAL ASSETS	$541,262	$644,371

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$66,152	$158,728
Interest-bearing deposits ($110,665 at fair value)	299,112	312,605

Total deposits	365,264	471,333

Repurchase agreements, federal funds purchased and other borrowings	38,203	53,197
Federal Home Loan Bank advances, at fair value	76,615	50,000
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	5,137	4,894
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	495,529	589,734

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819 and 5,551,477 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively.	20,427	22,206
Capital surplus	25,082	29,126
Retained earnings	400	5,987
Accumulated other comprehensive (loss), net	(176)	(2,682)

TOTAL STOCKHOLDERS’ EQUITY	45,733	54,637

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$541,262	$644,371

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007*	2006	2007*	2006
		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$7,279	$7,974	$30,736	$29,458
Investment securities	323	2,379	1,326	9,614
Trading securities	1,253	—	6,101	—
Federal funds sold	35	127	189	503

Total interest income	8,890	10,480	38,352	39,575

INTEREST EXPENSE:
Deposits	3,222	3,280	12,307	10,421
Purchased funds and other borrowings	2,026	2,085	8,573	8,101

Total interest expense	5,248	5,365	20,880	18,522

Net interest income	3,642	5,115	17,472	21,053
Provision for loan losses	4,704	100	5,824	1,020

Net interest income after provision for loan losses	(1,062)	5,015	11,648	20,033

OTHER INCOME:
Deposit account service charges	44	74	275	240
Gain on sale of loans	110	882	1,059	4,110
Insurance commissions	688	341	3,294	1,618
Net gain (loss) on sale of securities	(5)	(13)	50	(140)
Trading activity and fair value adjustments	(1,302)	—	(2,672)	—
Other operating income	62	47	199	199

Total other income	(403)	1,331	2,205	6,027

OTHER EXPENSES:
Salaries and employee benefits	2,172	2,624	8,870	10,248
Occupancy expense	606	647	2,059	1,950
Equipment expense	253	562	1,013	1,289
Operating expenses	1,977	1,686	6,418	5,935

Total other expenses	5,008	5,519	18,360	19,422

INCOME BEFORE INCOME TAXES	(6,473)	827	(4,507)	6,638
Income tax expense	(2,221)	273	(1,663)	2,159

NET INCOME	$(4,252)	$554	$(2,844)	$4,479

Net income per common share, basic (1)	$(0.83)	$0.10	$(0.53)	$0.81

Net income per common share, diluted (1)	$(0.81)	$0.09	$(0.51)	$0.76

Weighted average number of shares, basic (1)	5,100,660	5,546,988	5,356,187	5,536,771

Weighted average number of shares, diluted (1)	5,268,096	5,913,509	5,624,119	5,922,475

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	December 31,	December 31,
	2007*	2006
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$404,535	$385,775
Average earning assets	528,779	598,888
Average assets	555,792	641,682
Average non-interest bearing deposits	68,461	128,538
Average total deposits	346,225	421,485
Average interest-bearing liabilities	439,869	451,091
Average equity	50,023	54,506
Return on average assets	NM	0.34%
Return on average equity	NM	4.03%
Net interest margin (1)	2.79%	3.45%
Earnings per share, basic (2)	$(0.83)	$0.10
Earnings per share, diluted (2)	(0.81)	0.09

For The Twelve Months Ended:
Average loans	$396,983	$366,074
Average earning assets	551,424	583,870
Average assets	580,947	620,005
Average non-interest bearing deposits	82,785	132,972
Average total deposits	356,252	399,447
Average interest-bearing liabilities	443,590	429,922
Average equity	52,723	51,179
Return on average assets	NM	0.72%
Return on average equity	NM	8.75%
Net interest margin (1)	3.22%	3.64%
Earnings per share, basic (2)	$(0.53)	$0.81
Earnings per share, diluted (2)	(0.51)	0.76

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

(2)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

NM = Not Meaningful

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	December 31,	September 30,	December 31,
	2007*	2007*	2006
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$2,902	$10,218	$343
Non-accrual loans	17,082	3,019	476
OREO	4,277	781	—

Total nonperforming assets & past due loans	$24,261	$14,018	$819

Specific reserves associated with impaired loans	$2,163	$920	$126

Largest components of the nonperforming assets listed above:
December 31, 2007 impaired loans (99.9% of the total)
$1.6 million which is a series of equipment loans and a line of credit to a single borrower involved in real estate development activities.
$1.3 million which is secured by a completed available for sale single family residence in Northern Virginia.
December 31, 2007 non-accrual loans (100% of the total)
$8.0 million which consists of two single family residential construction loans and three land loans all to one borrower in Northern Virginia. The two homes have pending sales contracts of $3.9 million which are expected to close in the first quarter of 2008.
$3.4 million which is secured by residential building lots in Virginia.
$2.1 million which is secured by residential building lots in Northern Virginia.
$2.0 million secured by a completed available for sale single family residence in Northern Virginia.
$1.7 million to seven borrowers which are consumer HELOCs.
December 31, 2007 OREO (80% of the total)
$2.3 million which is farmland/development acreage in the Winchester Virginia area.
$585 thousand which is a two unit office condominium in Richmond, Virginia.
$500 thousand which is a residential building lot in Northern Virginia.

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	Year Ended	Year Ended
	December 31,	December 31,
	2007*	2006
	(Dollars in thousands)
Balance, beginning of period	$4,377	$3,422
Provision for loan losses	5,824	1,020

Loans charged off	(3,847)	(71)
Recoveries of loans charged off	57	6

Net charge-offs	(3,790)	(65)

Balance, end of period	$6,411	$4,377

Memo:
Net charge-offs for the fourth quarter	$(3,427)	$(59)

	December 31,		September 30,		December 31,
	2007*		2007*		2006
Ratios:
Allowance for loan losses to total loans	1.61%		1.30%		1.16%
Allowance for loan losses to non-accrual loans	0.4	X	1.7	X	9.2	X
Allowance for loan losses to nonperforming assets	0.3	X	0.4	X	5.3	X
Nonperforming assets to total assets	4.48%		2.46%		0.13%
Net charge-offs to average loans	0.97%		0.09%		0.02%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	December 31,	December 31,
	2007*	2006
	(Dollars in thousands, except per share)
Capital Information:
Book value per share (1)	$8.96	$9.84
Tier I risk-based capital ratio	11.7%	14.0%
Total risk-based capital ratio	12.9%	15.0%
Leverage capital ratio	9.0%	9.7%
Total equity to total assets ratio	8.5%	8.5%

*	Unaudited financial results

(1)	All share amounts and dollar amounts per share have been adjusted to reflect the three-for-twenty stock split in the form of a 15% stock dividend distributed on June 30, 2006.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset Summary

	December 31, 2007		September 30, 2007		June 30, 2007		March 31, 2007
	Fair		Fair		Fair		Fair
Trading Assets	Value	Yield	Value	Yield	Value	Yield	Value	Yield
			(Dollars in thousands)
U.S. government corporations & agencies	$19,547	6.11%	$18,932	6.14%	$19,623	4.87%	$58,385	4.45%
U.S. government CMOs	—	0.00%	—	0.00%	9,810	4.47%	24,339	4.27%
U.S. government MBS	—	0.00%	—	0.00%	6,570	4.20%	18,462	4.16%
PCMOs [1]	20,669	5.33%	36,253	5.29%	43,102	5.23%	53,397	5.14%
SBA securities [2]	44,734	5.65%	46,776	6.05%	32,912	6.15%	—	0.00%

Totals	$84,950	5.68%	$101,961	5.80%	$112,017	5.28%	$154,583	4.63%

[1]	All PCMOs are rated AAA by Moody’s, S&P or Fitch.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.